Exhibit 4.54

edward nathan sonnenbergs

johannesburg cape town durban stellenbosch

150 west street

sandown sandton johannesburg 2196

p o box 783347 sandton south africa 2146

docex 152 randburg

tel +2711 269 7600 fax +2711 269 7899

info@ens.co.za www.ens.co.za

REINSTATEMENT AND SECOND ADDENDUM TO THE EXCHANGE AND SALE OF MINING RIGHT PORTIONS AGREEMENT

entered into between

ARMGOLD/HARMONY FREEGOLD JOINT VENTURE COMPANY PROPRIETARY LIMITED

and

SIBANYE GOLD LIMITED

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21

1.	INTERPRETATION

In this Agreement –

1.1.	“Agreement” means this reinstatement and second addendum to the Exchange and Sale of Mining Right Portions Agreement;

1.2.	“Exchange and Sale of Mining Right Portions Agreement” means the exchange and sale of mining right portions agreement entered into between the Parties on or about 11 October 2013, as amended; and

1.3.	unless otherwise defined herein or the context indicates otherwise, words and expressions defined in the Exchange and Sale of Mining Right Portions Agreement will have the same meanings and any reference to the word “clause” refers to a clause of the Exchange and Sale of Mining Right Portions Agreement.

2.	INTRODUCTION

2.1.	The Exchange and Sale of Mining Right Portions Agreement was subject to the fulfilment of a number of Conditions Precedent.

2.2.	The Condition Precedent contained in clause 4.1.5 of the Exchange and Sale of Mining Right Portions Agreement had not been timeously fulfilled by the date for fulfilment thereof and accordingly the provisions of the Exchange and Sale of Mining Right Portions Agreement, save for clauses 1 to 4 and clauses 9 to 25 of the Exchange and Sale of Mining Right Portions Agreement, have failed to become of any force or effect.

2.3.	This Agreement sets out the terms upon which the Parties agree to a reinstatement and amendment of the Exchange and Sale of Mining Right Portions Agreement.

2.4.	The Parties wish to record their agreement in writing.

3.	REINSTATEMENT

The Parties hereby reinstate and revive the Exchange and Sale of Mining Right Portions Agreement (and to the extent required hereby re-enter into the Exchange and Sale of Mining Right Portions Agreement) and agree that the Exchange and Sale of Mining Right Portions Agreement shall, subject to clause 4 of this Agreement, again be of full force and effect on the same terms and conditions.

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21

4.	AMENDMENT

The Parties hereby amend the Exchange and Sale of Mining Right Portions Agreement by deleting the number and words “30 April 2014” where they appear in clause 4.1.5 and replacing them with the following numbers and word “30 June 2014”.

5.	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Agreement or unless otherwise agreed in writing between the Parties, all the terms and conditions of the Exchange and Sale of Mining Right Portions Agreement shall mutatis mutandis continue in full force and effect.

6.	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement.

7.	SIGNATURE

7.1.	This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party last signing one of the counterparts.

7.2.	Signed on behalf of the Parties, each signatory hereto warranting that he/she has due authority to do so.

For:	ARMGOLD/HARMONY FREEGOLD JOINT VENTURE COMPANY PROPRIETARY LIMITED

Signature:	/s/ GP Briggs
who warrants that he / she is duly authorised thereto

Name:	GP Briggs

Date:	8 May 2014

Place:	Randfontein

For:	SIBANYE GOLD LIMITED

Signature:	/s/ Charl Keyter
who warrants that he / she is duly authorised thereto

Name:	Charl Keyter

Date:	6/5/2014

Place:	Weston Aria